UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date earliest event reported)  June 14, 2007

MTR GAMING GROUP, INC.

(exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-20508	84-1103135
(Commission File Number)	(IRS Employer Identification Number)

STATE ROUTE 2 SOUTH, CHESTER, WEST VIRGINIA

(Address of principal executive offices)

26034

(Zip Code)

Registrant’s Telephone Number, Including Area Code:   (304) 387-8300

N/A

(Former name or former address, if changed since last report)

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.               Other Events.

On June 15, 2007, the Registrant issued a press release announcing that on June 14, 2007, it had received the required consents from the holders of MTR’s Senior Notes, Series B, due 2010, and its Senior Subordinated Notes, Series B, due 2012, to certain amendments to the Indentures governing the Senior Notes and Senior Subordinated Notes.  The proposed amendments are intended principally to increase from $85.0 million to $135.0 million the “basket” for debt under MTR’s secured, revolving Credit Agreement carved out from the debt incurrence test set forth in the Indentures. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.               Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Not applicable.

(c)                                  Exhibits:

Exhibit No.	Description

99.1	Press Release dated June 15, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MTR GAMING GROUP, INC.

	By:	/s/ John W. Bittner, Jr.
John W. Bittner, Jr.
Chief Financial Officer
Date: June 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 15, 2007